Exhibit 99.1

Pzena Investment Management, Inc. Announces the Appointment of Ronald W. Tysoe to Board of Directors

NEW YORK--(BUSINESS WIRE)--December 11, 2008--Pzena Investment Management, Inc. (NYSE: PZN) today announced that Mr. Ronald W. Tysoe, a highly experienced finance executive, has been appointed to its Board of Directors. He serves as an independent member of the Board, as well as on its Audit, Compensation and Nominating and Corporate Governance Committees.

Mr. Tysoe joined the Company’s Board of Directors to fill the vacancy created by the resignation of Myron E. Ullman, Chairman and Chief Executive Officer of J.C. Penney Company, Inc., who is stepping down from Pzena Investment Management, Inc.’s Board of Directors as a result of his recent appointment to the Federal Reserve Bank of Dallas Board of Directors. Richard Pzena, the Company’s chairman, chief executive officer and co-chief investment officer, said, “We are grateful to Mike for his service to us during the time he spent as a Director of our company. While we respect his decision to step down from our Board in light of his new position on the Dallas Fed Board, we will miss his insights and substantial contributions.”

It is anticipated that Mr. Tysoe will stand for election at the 2009 annual meeting of shareholders, along with the Company’s four other directors. Mr. Tysoe will be an independent director under the New York Stock Exchange rules, keeping the number of independent directors on the Board to three of five directors. Mr. Tysoe, as a member of the Audit Committee of the Board, will also satisfy the independence standards for audit committee members, as well as being a financial expert for purposes of the Sarbanes Oxley Act and the New York Stock Exchange rules.

Mr. Pzena said, “We are delighted to have someone as accomplished as Ron joining our Board. His experience and background will be invaluable to us.”

Biography of Ronald W. Tysoe

Mr. Tysoe served as a senior advisor at Perella Weinberg Partners LP, a boutique investment banking firm in New York from October 2006 through September 2007. Prior to that he was vice chairman, finance and real estate, of Federated Department Stores, Inc. (now Macy’s, Inc.), a position he held since April of 1990. He served as chief financial officer of Federated from 1990 to 1997, and served on the Federated board of directors from 1988 until May of 2005.

Mr. Tysoe is a member of the board of directors of Cintas Corporation, a uniform rental and supply company, where he serves as a member of the audit and corporate governance committees. He is also a member of the board of directors of Taubman Centers, Inc., a real estate investment trust, where he serves as a member of the audit committee. Mr. Tysoe is a member of the board of directors of Scripps Networks Interactive, Inc., a media and broadcasting enterprise, where he serves as chairman of the audit committee and as a member of the compensation committee. He is also a member of the board of directors of Canadian Imperial Bank of Commerce, and serves on the audit committee. In addition he is a director and member of the audit committee of NRDC Acquisition Corp., a Special Purpose Acquisition Corporation (SPAC) listed on the Amex exchange.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 31, 2008 and Quarterly Report on Form 10-Q, as filed with the SEC on November 13, 2008. Other unknown or unpredictable factors also could have material adverse effects on the company's future results, performance, or achievements. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

CONTACT:
Pzena Investment Management, Inc.
Wayne Palladino, 212-355-1600
palladino@pzena.com